As filed with the U.S. Securities and Exchange Commission on June 8, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WhiteHawk Income Corporation

(Exact Name of Registrant as Specified in its Charter)*

*	WhiteHawk Income Corporation to be renamed WhiteHawk Minerals Corp. in connection with the consummation of this offering.

Delaware	1311	88-0862160
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2000 Market Street, Suite 910

Philadelphia, PA 19103

(610) 484-3412

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel Herz

Chief Executive Officer

2000 Market Street, Suite 910

Philadelphia, PA 19103

(610) 484-3412 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ryan J. Maierson Christopher D. Lueking Nick S. Dhesi Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, TX 77002 (713) 546-5400	Barrie Hananel General Counsel 2000 Market Street, Suite 910 Philadelphia, PA 19103 (610) 484-3412	Douglas E. McWilliams Thomas G. Zentner Alexandra M. Lewis Vinson & Elkins L.L.P. 845 Texas Avenue, Suite 4700 Houston, TX 77002 (713) 758-2222

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-295743)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-1 (this “Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of increasing the aggregate number of shares of Class A common stock, par value $0.0001 per share, of WhiteHawk Income Corporation (the “Registrant”) by 891,250 shares, 116,250 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s Class A common stock. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Filing Fee Table (Exhibit 107) filed as an exhibit to the Registration Statement on Form S-1, as amended (File No. 333-295743) (the “Prior Registration Statement”). The information set forth in the Prior Registration Statement and all exhibits thereto and the power of attorney included therein are hereby incorporated by reference in this filing.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

Exhibit Index

Exhibit Number	Description of Exhibit

5.1	Opinion of Latham & Watkins LLP (incorporated by reference to Exhibit 5.1 filed with the Prior Registration Statement on May 26, 2026 and incorporated by reference herein).

23.1	Consent of Baker Tilly US, LLP.

23.2	Consent of Whitley Penn LLP.

23.3	Consent of Plante & Moran, PLLC.

23.4	Consent of Ernst & Young LLP.

23.5	Consent of Schaper Energy Consulting, LLC, regarding the report of Schaper Energy Consulting, LLC, Independent Petroleum Engineering Consultants, dated February 4, 2025, for WhiteHawk Income Corporation.

23.6	Consent of Cawley, Gillespie and Associates, Inc. regarding the Report of Cawley, Gillespie and Associates, Inc., Independent Petroleum Engineering Consultants, dated January 13, 2025, for PHX Minerals, Inc.

23.7	Consent of Ryder Scott Company, L.P. regarding the Report of Ryder Scott Company, L.P., Independent Petroleum Engineering Consultants, dated March 31, 2026, for Three Rivers Royalty, LLC.

23.8	Consent of Cawley, Gillespie and Associates, Inc. regarding the Report of Cawley, Gillespie and Associates, Inc., Independent Petroleum Engineering Consultants, for WhiteHawk Income Corporation and with respect to WhiteHawk Income Corporation’s estimated reserves and related future net cash flows related to its properties as of December 31, 2025.

23.9	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of the Prior Registration Statement filed on May 11, 2026, as amended, and incorporated by reference herein).

107	Calculation of Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Philadelphia, State of Pennsylvania, on June 8, 2026.

WhiteHawk Income Corporation

By:	/s/ Daniel Herz
Name:	Daniel Herz
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 8, 2026.

Name	Title

/s/ Daniel Herz Daniel Herz	Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ Jeffrey Slotterback Jeffrey Slotterback	Chief Financial Officer, Treasurer, Secretary and Director (Principal Financial Officer)

/s/ Stephen Pilatzke Stephen Pilatzke	Chief Accounting Officer (Principal Accounting Officer)

* Jeffery Smith	Director

* Alan Bigman	Director

* Andrew Ceitlin	Director

* Peggy Gold	Director

/s/ Robert Karlovich III Robert Karlovich III	Director

*By:	/s/ Daniel Herz
Name:	Daniel Herz
Title:	Attorney-in-fact